EXHIBIT 10.6b

FIRST ALBANY CORPORATION

EMPLOYEES’ RETIREMENT AND SAVINGS PLAN

Amended and Restated Effective January 1, 2000

ARTICLE I

PURPOSE

          WHEREAS, First Albany Corporation adopted the Deferred Profit Sharing Plan for First Albany Corporation (“Plan”) on October 1, 1982 for its Employees, and

          WHEREAS, the Plan was amended and restated and renamed The First Albany Corporation Employees’ Retirement and Savings Plan effective January 1, 1989, and was subsequently amended to reflect various operational changes; and

          WHEREAS, First Albany Corporation now desires to amend and restate the Plan to comply with the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997, and to make certain other changes;

          NOW, THEREFORE, First Albany Corporation adopts the Plan, as set forth herein.

          The Plan and Trust are intended to meet the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended.

          Except as otherwise provided herein, the provisions of this Plan shall apply only to an Employee who terminates employment on or after the effective date of this restatement.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

           Section 2.1   Definitions.  Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth in this Article, unless the context clearly indicates to the contrary.

                    Accounts.  The Employee Contribution Account, the Employer Additional Account, the Employer Matching Account, the Salary Reduction Account and the Rollover Account to the extent applicable with respect to any Participant or Former Participant.

                    Actual Contribution Percentage.  For purposes of Section 4.5, Actual Contribution Percentage has the meaning defined in Code Section 401(m)(3).

                    Actual Deferral Percentage.  For purposes of Section 4.5, Actual Deferral Percentage has the meaning set forth in Code Section 401(k)(3)(B).

                    Additions.  With respect to each Plan Year, the total of the Employer Contributions allocated to a Participant’s Salary Reduction Account, Employer Matching Account, and Employer Additional Account.

                    Administrator (or Plan Administrator).  The Administrative Committee.

                    After-Tax Employee Contributions.  The contributions made to the Plan at the election of a Participant pursuant to Section 4.5 of the Plan as amended effective July 15, 1993.  Effective January 1, 1997, no further After-Tax Contributions are permitted under the Plan.

                    Authorized Leave of Absence.  Any absence authorized by an Employer under the Employer’s standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence, and provided further that the Participant returns within the period specified in the Authorized Leave of Absence.

                    Beneficiary.  The spouse or other person designated in writing by the Participant in accordance with the provisions of Section 6.5 to receive any death benefit which shall be payable under this Plan.

                    Break-in-Service.  A Plan Year in which a Participant fails to complete 500 Hours of Service after application of Section 3.3.

                    Board of Directors.  The Board of Directors of First Albany Corporation.

                    Code (or IRC).  The Internal Revenue Code of 1986, as amended from time to time.

                    Code Section 415 Compensation.  Compensation as defined in Section 415(c)(3) of the Code.

                    Committee (or Administrative Committee).  The person or persons appointed under the provisions of Article 9 to administer the Plan.

                    Common Stock.  The common stock of First Albany Companies Inc.

                    Compensation.  The total of base salary, variable compensation (sales commission), and bonuses (including discretionary bonuses) in a Plan Year paid to a Participant by an Employer for personal services before any payroll deductions for federal, state or local income taxes or other withholdings required by law, plus voluntary salary reductions elected by the Participant and not includible in gross income of the Participant under Sections 125 or 402(e)(3) of the Code.  Effective January 1, 1991, Compensation shall also include overtime in a Plan Year paid to a Participant by an Employer.  Compensation shall not include amounts paid to the Participant under a severance agreement or amounts deemed severance payments under any contract between an Employer and the Participant.  Direct or indirect expenses of an Employer incurred in providing the Participant with additional fringe benefits, any and all amounts reimbursed to a Participant as payment of business expenses incurred by the Participant for the benefit of an Employer (including premiums paid by the Employer with respect to group-term life insurance), and, except as specifically set forth in this Section 2.1, Employer contributions to this Plan (other than the Participant’s elective deferrals to this Plan) or to any other qualified or non-qualified benefit program maintained by an Employer (other than a Participant’s elective deferrals to any such plan) are not considered Compensation for purposes of this Plan.  For all Plan Years beginning on or after January 1, 1989 and ending before or on December 31, 1993, Compensation for purposes of the Plan shall not exceed $200,000 per year (as adjusted from time to time by the Secretary of the Treasury).  Effective for Plan Years beginning on or after January 1, 1994, Compensation for purposes of the Plan shall not exceed the dollar amount as may be applicable under Section 401(a)(17) of the Code ($170,000 for the Plan Year beginning on January 1, 2000).

                    Disability. A physical or mental condition which qualifies the Participant for benefits under the Employer’s long-term disability plan.

                    Effective Date.  October 1, 1982.

                    Employee.  Any person who is under the employ of an Employer who is classified as an employee on the payroll records of an Employer and who is receiving remuneration for personal services rendered to an Employer or would be receiving such remuneration except for an Authorized Leave of Absence and whose customary employment is for not less than 1,000 Hours of Service during any twelve (12) consecutive month period.  “Employee” shall not include: (i) Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and an Employer or any controlled group member under which retirement benefits were the subject of good faith bargaining between the parties unless such agreement expressly provides for coverage in this Plan or two (2) percent or more of the Employees of the Employer and controlled group members who are covered pursuant to that agreement are professionals as defined in Section 1.410(b)-9 of the Treasury regulations and the coverage requirements of Section 410(b) of the Code would not otherwise be met; or (ii) leased employees within the meaning of Section 414(n)(2) of the Code unless the requirements of Section 414(n)(2) of the Code require such leased employees to be included in order to meet the Plan qualification requirements enumerated in that section of the Code; or (iii) Employees who are nonresident aliens (within the meaning of Section 7701(b)(1)(B) of the Code and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from an Employer or any controlled group member that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).  In addition, any individual not classified as an employee on the payroll records of the Employer (or any entity that is a member of the controlled group of the Employer within the meaning of section 414(b), (c), (m) or (o) of the Code) for a particular period shall not be considered an Employee for such period even if a court or administrative agency subsequently determines that such individual was a common law employee of the Employer (or an entity that is a member of the controlled group of the Employer within the meaning of section 414(b), (c), (m) or (o) of the Code) during such period.

          The term Employee shall also include any Other Employee who has completed 1,000 Hours of Service during any twelve (12)-month period.

                    Employee Contribution Account.  The account maintained for a Participant to record After-Tax Employee Contributions made by a Participant pursuant to Section 4.6 of the Plan effective July 15, 1993 and adjustments relating thereto.  Upon termination of employment, a Participant’s Employee Contribution Account shall be distributed in accordance with Article VI.

                    Employer.  First Albany Corporation, a New York corporation, and any successor thereto.  The term “Employer” shall include any other entity which is a member of a controlled group of corporations (determined in accordance with Section 414(b), (c) or (m) of the Code), of which the Employer is a member, and any other trade or business (whether or not incorporated) which is under common control with the Employer and who, with the approval of First Albany Corporation, has specifically adopted this Plan in writing.

                    Employer Additional Account.  The account maintained for a Participant to record his share of the Employer Additional Contributions and adjustments relating thereto.

                    Employer Additional Contributions.  The contributions made to the Plan pursuant to Section 4.1(c).

                    Employer Contributions.  The contributions made to the Plan by an Employer pursuant to Section 4.1.

                    Employer Contributions Accounts.  The Salary Reduction Account, Employer Matching Account, and Employer Additional Account.

                    Employer Matching Account.  The account maintained for a Participant to record his share of the Employer Matching Contributions described in Section 4.1(b) and adjustments relating thereto.

                    Employer Matching Contributions.  The contributions made to the Plan pursuant to Section 4.1(b).

                    ERISA.  Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

                    Excess Aggregate Contributions.  For purposes of Section 4.5, Excess Aggregate Contributions has the meaning set forth in Section 401(m)(6)(3) of the Code.

                    Excess Deferrals.  For purposes of Section 4.3, Excess Deferrals has the meaning set forth in Section 402(g)(2) of the Code.

                    Fiduciaries.  The Employer, the Administrator and the Trustee, but only with respect to the specific responsibilities of each for Plan and Trust administration.

                    Former Participant.  A Participant whose employment with all Employers has terminated, but who has a vested account balance under the Plan which has not been paid in full.

                    Highly Compensated Employee.  An Employee who is considered highly compensated within the meaning of Section 414(q) of the Code.  For purposes of determining which employees are considered highly compensated pursuant to regulations under Section 414(q) of the Code, the look-back year calculation for a determination year shall be made on the basis of the calendar year ending with or within the applicable determination year.

          For Plan Years beginning on or after the Restatement Effective Date, a Highly Compensated Employee is an employee who

                    (1)      was a 5% owner of the Employer, as defined in Section 416 of the Code, at any time during the Plan Year or the preceding Plan Year; or

                    (2)      for the preceding Plan Year

                              (i)       had compensation from the Employer in excess of $85,000 as adjusted from time to time in accordance with the regulations of the Secretary of the Treasury, and

                    (ii)      was in the group consisting of the top 20% of employees ranked by compensation for such preceding Plan Year.

          For purposes of determining the number of employees in such group, the following may be excluded:

                    (i)       employees who have not completed 6 months of Service by the end of such preceding Plan Year;

                    (ii)      employees who normally work less than 17.5 hours per week;

                    (iii)     employees who normally work less than 6 months during any year;

                    (iv)     employees who have not attained age 21 by the end of such preceding Plan Year; and

                    (v)      employees who are non-resident aliens and receive no earned income from the Employer that constitutes income from sources within the United States.

          For purposes of determining who is a Highly Compensated Employee, the term Employer shall include any entity which is a member of the controlled group of which First Albany Corporation is a member within the meaning of Section 414(b), (c) or (m) of the Code.

                    Hour of Service.  Each Employee will be credited with an Hour of Service for:

                    (1)      Each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer for the performance of duties.  These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

                    (2)      Each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer for reasons (such as vacation, sickness or Disability) other than for the performance of duties irrespective of whether the employment relationship has terminated.  These hours shall be credited to the Employee for the computation period or periods in which nonperformance of duties occurs; and

                    (3)      Each hour for which back pay, irrespective of mitigation of damage, has been either awarded or agreed to by an Employer.  These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment was made.

All Hours of Service will be credited in accordance with Department of Labor Regulation 2530.200(b)-2(b) and (c).  For purposes of determining whether an Employee has satisfied the participation requirements of Section 3.01 and determining whether an Employee has accrued a year of Service for purposes of satisfying the vesting requirements of Section 4.01(b), Hours of Service shall include any Hour of Service with any entity that is a member of First Albany Corporation’s controlled group within the meaning of Code Section 414(b), (c) or (m).

                    Loan Account.  The account maintained for a Participant to record loans and adjustments thereto made from the Participant’s accounts.

                    Normal Retirement Age.  The Participant’s sixty-fifth (65th) birthday.

                    Other Employee.  Any person who is under the employ of an Employer and who is receiving remuneration for personal services rendered to an Employer or would be receiving such remuneration except for an Authorized Leave of Absence and who is not expected to but nevertheless does complete 1,000 Hours of Service in any twelve (12)-month period.  “Other Employee” shall not include: (i) Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and an Employer or any controlled group member under which retirement benefits were the subject of good faith bargaining between the parties unless such agreement expressly provides for coverage in this Plan or two (2) percent or more of the Employees of an Employer and controlled group members who are covered pursuant to that agreement are professionals as defined in Section 1.410(b)-9 of the Treasury regulations and the coverage requirements of Section 410(b) of the Code would not otherwise be met; or (ii) leased employees within the meaning of Section 414(n)(2) of the Code unless the requirements of Section 414(n)(2) of the Code require such leased employees to be included in order to meet the Plan qualification requirements enumerated in that section of the Code and the coverage requirements of Section 410(b) of the Code would not otherwise be met; or (iii) Employees who are nonresident aliens (within the meaning of Section 7701(b)(1)(B) of the Code and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from an Employer or any controlled group member that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

                    Participant.  An Employee participating in the Plan in accordance with the provisions of Section 3.1.

                    Participation.  The period commencing as of the date the Employee became a Participant and ending on the date he is no longer an Employee.

                    Participation Date.  The first day of the payroll period after an Employee has satisfied the eligibility requirements of Section 3.1 and has returned the required forms to participate in the Plan.

                    Plan.  First Albany Corporation Employees’ Retirement and Savings Plan.

                    Plan Year (and Limitation Year).  The twelve (12) month period beginning January 1 and ending December 31.

                    Qualified Employer Matching Contributions.  Employer Matching Contributions that meet the withdrawal and nonforfeitability restrictions of Code Section 401(k)(2)(B) and (C) and which the Employer elects to deem as Qualified Employer Matching Contributions (as defined in Section 1.401(k)-1(g)(13) of the Treasury regulations) pursuant to Section 4.5(b).

                    Qualified Nonelective Contributions.  For purposes of Section 4.5, Qualified Nonelective Contributions has the meaning set forth in Code Section 401(m)(4)(C).

                    Restatement Adoption Date.  The date that the January 1, 2000 restatement of the Plan is adopted by First Albany Corporation.

                    Restatement Effective Date.  January 1, 2000.

                    Retirement.  Termination of employment after attainment of age sixty-five (65).  Retirement shall commence on the first day of the month following a Participant’s last day of employment or Authorized Leave of Absence, if later.

                    Rollover Account.  The account maintained for a Participant to record amounts transferred to the Trust Fund pursuant to Section 4.4 and adjustments relating thereto.

                    Salary Reduction Account.  The account maintained for a Participant to record contributions made pursuant to a salary reduction agreement described in Section 4.2 and adjustments relating thereto.

                    Salary Reduction Contributions.  The contributions made to the Plan pursuant to a salary reduction agreement or one-time election described in Section 4.2.

                    Service.  The Participant’s period of employment with an Employer determined in accordance with Sections 3.2, 3.3 and 3.4.

                    Trust Agreement.  The Trust Agreement between the Committee and the Trustee established for the purpose of funding benefits under the Plan.

                    Trust Fund (or Trust).  The fund known as the First Albany Corporation Employees’ Retirement and Savings Trust in accordance with Article 14, as amended from time to time, which constitutes a part of this Plan.

                    Trustee.  The corporation or individuals appointed by the Committee to administer the Trust.

                    Valuation Date.  The last day of each Plan Year (or other period designated by the Administrator) or the date on which a special valuation is made pursuant to Section 5.2.

                    Valuation Period.  The Plan Year or any other period of less than a year designated by the Administrator.

           Section 2.2   Construction.  The masculine gender where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.  The words “hereof,” “herein,” “hereunder,” and any other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or Section.

ARTICLE III

PARTICIPATION AND SERVICE

           Section 3.1   Participation.  An Employee shall become a Participant in this Plan as follows:

                    (a)      Any Employee included under the prior provisions of the Plan as of the Restatement Effective Date shall continue to participate in accordance with the provisions of this amended and restated Plan.

                    (b)      The participation of any other Employee, except as otherwise provided in this paragraph, shall commence as of the first day of the payroll period of an Employer that begins after the Employee has completed at least five hundred (500) Hours of Service during any consecutive six (6)-month period and has returned the required forms to participate in the Plan.  If any such Employee has not completed five hundred (500) Hours of Service in a consecutive six (6) month period but has nonetheless completed one thousand (1000) Hours of Service in a consecutive twelve (12) month period, the participation of such Employee shall commence as of the first day of the payroll period of an Employer that begins after the Employee has completed at least one thousand (1000) Hours of Service during a consecutive twelve (12) month period and has returned the required forms to participate in the Plan.  The participation of any Other Employee shall commence as of the first day of the payroll period of an Employer after the Employee has completed 1,000 Hours of Service in a consecutive twelve (12)-month period and has returned the required forms to participate in the Plan.

          After a Break-in-Service, the provisions of Section 3.3 shall be applicable.

           Section 3.2   Service.  Subject to the Break-in-Service provisions, an Employee shall accrue a year of Service for vesting purposes with respect to each Plan Year in which he has 1,000 or more Hours of Service whether or not he is in employment at the end of the Plan Year.

           Section 3.3   Break-in-Service for Purposes of Accrual of Benefits and Vesting.  For purposes of this Section, the term “One-Year Break-in-Service” means a Plan Year during which the Participant has not completed more than 500 Hours of Service.

          A Participant on Authorized Leave of Absence shall not be considered to have incurred a Break-in-Service while on such Authorized Leave of Absence.

                    (a)      General Rule.  Except as otherwise provided in Section 3.2 or 3.3(b) all years of Service shall be taken into account in computing the period of Service.

                    (b)      One-Year Break-in-Service.  In computing the Employee’s period of Service in the case of any Participant who has any One-Year Break-in-Service, Service before such break shall be taken into account under the Plan.  Participation shall be effective on the date of reemployment.  In the case of any Participant who has five (5) consecutive One-Year Breaks-in-Service, years of Service after such five-year period shall not be counted for purposes of determining his vested percentage in Employer Matching Contributions that accrued before such five (5)-year period.

          If a Participant is laid off and returns as an Employee in active service within six (6) months of his layoff, the period of his layoff shall be considered as a period of active employment with an Employer in determining his years of Service.  If the Participant returns as an Employee in active service after six (6) months but within twelve (12) months of his layoff, his employment shall not be deemed to have terminated by reason of such layoff for purposes of the Plan but the period of his layoff shall not be considered in determining his years of Service.

          If at the end of twelve (12) months the Participant has not returned as an Employee in active service, then, notwithstanding any other provision of the Plan, his employment shall be deemed to have terminated at such time for purposes of the Plan.

                    (c)      In the case of each Employee who is absent from work for any period:

                  (i)       By reason of the pregnancy of the Employee,

                  (ii)      By reason of the birth of a child of the Employee,

                  (iii)     By reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

                  (iv)     For purposes of caring for such child for a period beginning immediately following such birth or placement,

the Plan shall treat as Hours of Service, solely for purposes of determining under this Subsection whether a One-Year Break-in-Service has occurred, the hours described in Section 3.3(d).

                    (d)      The hours described in this Section 3.3(d) are:

                              (i)       The hours of Service which otherwise would normally have been credited to such Employee but for such absence, or

                              (ii)      In any case in which the Plan is unable to determine the hours described in clause (i), eight (8) Hours of Service per day of such absence, except that the total number of hours treated as Hours of Service under this Section 3.3(d) by reason of any such pregnancy or placement shall not exceed 501 hours.

                    (e)      The hours described in Section 3.3(d) shall be treated as Hours of Service as provided in this Section:

                  (i)       Only in the Plan Year in which the absence from work begins, if a Participant would be prevented from incurring a One-Year Break-in-Service in such Plan Year solely because periods of absence are treated as Hours of Service as provided in Section 3.3(d), or

                  (ii)      In any other case, in the immediately following Plan Year.

                    (f)       No credit will be given pursuant to this paragraph unless the individual furnishes to the Committee such timely information as it may reasonably require to establish:

                  (i)       That the absence from work is for reasons referred to in Section 3.3(c), and

                  (ii)      The number of days for which there was such an absence.

           Section 3.4   Military Service.  For Plan Years beginning on or after December 12, 1994, any Employee who leaves the active service of an Employer to enter a uniformed service of the United States shall not incur a Break-in-Service for the period of uniformed service including any period after discharge from such uniformed service in which the Employee’s reemployment rights are guaranteed under the Uniformed Services Employment and Reemployment Rights Act of 1994, provided the Employee applied for reemployment or is reemployed by the Employer prior to the expiration of such period after discharge, and the duration of such leave of absence shall be included in determining Service.

ARTICLE IV

CONTRIBUTIONS

           Section 4.1   Employer Contributions.  Subject to the limitations set forth in Sections 4.3 and 4.5, for each Plan Year, First Albany Corporation or any other Employer shall make contributions on behalf of Plan Participants equal to the sum of:

                    (a)      Salary Reduction Contributions.  The amount of contributions made to the Plan by an Employer on behalf of a Participant pursuant to a salary reduction agreement under Section 4.2 entered into between an Employer and Participants for such Plan Year.  The Employer shall make Salary Reduction Contributions as of the earliest date on which such contributions can reasonably be segregated from the general assets of the Employer, but in no event later than the fifteenth (15th) business day of the month following the month in which such amounts would otherwise be paid as part of the Participant’s Compensation.

                    (b)      Employer Matching Contributions.  For Plan Years beginning on or after the Restatement Effective Date, First Albany Corporation, in its sole discretion and consistent with the nondiscrimination requirements of the Code, may declare Employer Matching Contributions with respect to the Participant’s Salary Reduction Contributions to be made in such Plan Year in accordance with the Participant’s salary reduction agreement as described in paragraph (i) of Section 4.2 of this Plan which Employer Matching Contributions shall be made by First Albany Corporation or another Employer accordingly.  No Employer Matching Contribution shall be made with respect to any Salary Reduction Contribution made pursuant to a one-time election as described in paragraph (ii) of Section 4.2 of this Plan.  To the extent Employer Matching Contributions are to be made with respect to any Plan Year, the amount of such Contributions shall be determined by the Committee up to a specific percent of each Participant’s Compensation and/or a maximum dollar limit as specified by the Committee for any given Plan Year consistent with the nondiscrimination requirements of the Code.  The Committee also may limit any such Employer Matching Contributions for any given year only to Participants whose Compensation does not exceed a specified dollar amount in any given Plan Year or as the Committee in its sole discretion shall otherwise determine.  For the Plan Year beginning on the Restatement Effective Date, the Employer Matching Contribution for any Participant who is credited with at least 1000 Hours of Service in the year of the Restatement Adoption Date shall not be less than the Employer Matching Contribution such Participant would have received under the Plan as in effect immediately prior to the Restatement Effective Date, whether or not such Participant is in the active employ of an Employer on the last day of the Plan Year.

                    Employer Matching Contributions may take the form of Common Stock to the extent to which the amount to be contributed under this paragraph can be paid in whole shares of such stock.  To the extent to which the amount to be contributed under this paragraph exceeds the amount that can be paid in whole shares of the Common Stock, the Employer Matching Contribution will be made in cash. For purposes of determining the number of shares to be allocated as Employer Matching Contributions with respect to any Plan Year for which they are declared, the value of the Common Stock shall be measured by the average of the closing price of such stock on the last business day of each month for all months of a Plan Year for which the Employer Matching Contribution is declared.  Employer Matching Contributions will be made as soon as reasonably practicable after the end of the Plan Year for which the Employer Matching Contribution is declared.  Except as otherwise provided in this Section 4.1(b) or Sections 6.1 or 6.2, a Participant must be employed by an Employer on the last day of the Plan Year to receive any Employer Matching Contribution with respect to such Plan Year.

          For Plan Years beginning on or after the Restatement Effective Date, a Participant shall have a vested interest in the amounts contributed to his Employer Matching Account in accordance with the following schedule:

Years of Service	% Vested

1	25%

2	50%

3	75%

4	100%

          Notwithstanding the foregoing, (i) any Participant who was a Participant in the Plan prior to the Restatement Adoption Date shall be 100% vested in amounts attributable to his Employer Matching Account accrued as of that date, (ii) any Participant who completed 1000 Hours of Service in the year of the Restatement Adoption Date shall be 100% vested in the amount of Employer Matching Contributions required to be made to that Participant under the terms of the Plan as in effect immediately prior to the Restatement Effective Date made with respect to the Plan Year of the Restatement Adoption Date, and (iii) any Participant who has three (3) or more years of Service as of the Restatement Adoption Date shall be 100% vested in all Employer Matching Contributions made under the Plan.

                    (c)      Employer Additional Contributions.  First Albany Corporation, in its sole discretion, may declare Employer Additional Contributions with respect to any Plan Year.  Additional Contributions will be a percentage of total annual Compensation, excluding sales commissions, of all Participants other than Highly Compensated Employees and Employees more than 50% of whose Compensation was earned as sales commissions.  The amount, if any, to be contributed by First Albany Corporation or any other Employer shall be determined as a percentage of Compensation paid to such Participants who had a year of Service during such Plan Year and, except as otherwise provided in Sections 6.1 and 6.2, who are employed by an Employer on the last day of the Plan Year for which the Employer Additional Contribution is declared.  Employer Additional Contributions may be made in cash or Common Stock or any combination thereof as First Albany Corporation, in its sole discretion, shall determine.  Amounts credited to a Participant’s Employer Additional Account shall be 100% vested and nonforfeitable at all times.

          Solely for purposes of determining the Plan Year with respect to which a contribution is made, a contribution shall be deemed made on account of the Plan Year that (a) the Board of Directors determines the amount of such contribution by appropriate action and announces the amount in writing to Employees, or (b) First Albany Corporation designates such amount in writing to the Trustee as payment on account of such Plan Year, or (c) an Employer claims such amount as a deduction on his federal tax return for such Plan Year.

          Notwithstanding anything in this Article 4 to the contrary, Employer contributions for any year (whether made pursuant to Section 4.1 or otherwise) shall not exceed the amount deductible for such year for income tax purposes as a contribution to the Trust under the applicable provisions of the Code and all contributions of an Employer are conditioned on their deductibility under Code Section 404, except that such minimum allocations required under Section 7.1(b) of the Plan shall be made regardless of whether or not they are deductible for federal income tax purposes.

           Section 4.2   Participant Salary Reduction.  (i) Each Plan Year, a Participant may elect to enter into a written salary reduction agreement with an Employer, which will be effective as soon as reasonably practicable after received and once made effective will be applicable to all payroll periods within such Plan Year that occur after the agreement is received and made effective, and such Participant may elect to have salary reduction contributions made from his year-end bonus, if any.  The terms of any such salary reduction agreement shall provide that the Participant agrees to accept a reduction in salary from the Employer in an amount equal to any whole percentage of his Compensation per payroll period, provided that such amount, when aggregated with all salary reductions made on his behalf to the Plan for the Plan Year, shall not exceed 15% of Compensation.  (ii) In addition to or in lieu of the above salary reduction agreement a Participant may elect to reduce his salary by any whole dollar amount, provided that such amount, when aggregated with all salary reductions made on his behalf to the Plan for the Plan Year, shall not exceed 15% of the Participant’s Compensation as of the date such amounts would otherwise be paid to the Participant, excluding compensation earned when the Employee was not eligible under Section 3.1 to become a Participant.  Such a one-time election may be made only once per Plan Year and must be made in writing.

                    Subject to the requirements of this Section 4.2, First Albany Corporation or another Employer will make a Salary Reduction Contribution to the Participant’s Salary Reduction Account on behalf of the Participant for such Plan Year in an amount equal to the total amount by which the Participant’s Compensation from an Employer was reduced during the Plan Year pursuant to the salary reduction agreement and/or one-time election.

          Amounts credited to a Participant’s Salary Reduction Account shall be 100% vested and nonforfeitable at all times.  If a Participant enters into a salary reduction agreement and/or one-time election with an Employer for a given Plan Year, his Compensation for such Plan Year for all other purposes of this Plan, shall be equal to his Compensation before application of the salary reduction agreement.

          Further, salary reduction agreements and one-time elections shall be governed by the following:

                    (a)      A salary reduction agreement shall apply to each payroll period during which an effective salary reduction agreement or election is on file with an Employer.

                    (b)      A salary reduction agreement or one-time election may be cancelled prospectively by a Participant at any time during the Plan Year upon such reasonable advance notice as the Committee may specify.

                    (c)      A salary reduction agreement may be amended by a Participant if the purpose of the amendment is to decrease or increase the amount of each Participant’s Compensation which is subject to salary reduction during the remainder of such Plan Year.

                    (d)      To the extent that the amount of the Salary Reduction Contribution elected in the one-time election exceeds the amount of compensation that would otherwise be payable to the Participant in such payroll period, the one-time election shall be applied to subsequent payroll periods until the election is fully executed, subject to the limitations of this Article IV.

                    (e)      Salary reduction agreements and one-time elections or amendments to salary reduction agreements shall be effective as of the payroll period following the first day of the next calendar quarter (January 1, April 1, July 1 or October 1) following the date such salary reduction agreement or one-time election or amendment to any salary reduction agreement is executed by the Participant and an Employer, and shall not apply to any payroll period preceding such salary reduction agreements or one-time election or amendments or reinstatements.

                    (f)       An Employer, First Albany Corporation or the Committee may amend or revoke a Participant’s one-time election or may amend or revoke the Employer’s salary reduction agreement with any Participant at any time, if First Albany Corporation or the Committee determines that such revocation or amendment is necessary to ensure that a Participant’s Additions for any Plan Year will not exceed the limitations of Section 5.3 or to ensure that the discrimination tests of Section 401(k) of the Code are met for such Plan Year and an Employer shall amend or revoke any such election filed with it to the extent First Albany Corporation or the Committee requests the Employer to so do because First Albany Corporation or the Committee has determined that such revocation is required for the Plan not to exceed the limitation of Section 5.3 or to comply with the discrimination tests of Section 401(k) of the Code.

          Distributions of a Participant’s Salary Reduction Contributions shall be made in accordance with Article VI.

           Section 4.3   Limitation of Amount of Salary Reduction Contributions.  (a)         For Plan Years beginning on and after January 1, 2000, the amount of Salary Reduction Contributions for a Participant shall be limited to $10,500 for the taxable year, and as adjusted thereafter in accordance with Section 402(g)(5) of the Code.  Any Excess Deferral shall be distributed to the Participant in accordance with the rules of subsection (b) hereof.

                    (b)      To the extent the Participant has made Salary Reduction Contributions to the Plan in excess of the amount set forth in subsection (a), such Excess Deferrals shall be distributed to him no later than the 15th day of April following the end of the taxable year during which such Salary Reduction Contributions are made.  No later than the first day of March following the close of the taxable year during which the Excess Deferrals are made, the Participant shall notify the Committee in writing of the amount of the Excess Deferrals allocated to this Plan.  Such amount shall then be distributed (including income thereon) to the Participant no later than the following April 15th.

           Section 4.4   Rollover Amount From Other Plans.  An Employee eligible to participate in the Plan, regardless of whether he has satisfied the participation requirements of Section 3.1, may elect, subject to the approval of the Committee, to rollover into the Trust Fund (either himself or in a trustee-to-trustee transfer) a distribution of all or a portion of his interest in a qualified retirement plan of a former employer.  Such rollover must be made within the time limits prescribed by the Code, and the Committee may obtain such assurances and certifications it may deem necessary to establish that the rollover qualifies for rollover treatment under the Code and will not adversely affect the qualification of the Plan under Section 401(a) of the Code.  If an eligible Employee had deposited a distribution previously received from a qualified plan of a former employer into an Individual Retirement Account (“IRA”), as defined in Section 408(d) of the Code, he may rollover (either himself or in a trustee-to-trustee transfer) a distribution from such IRA into the Trust Fund provided such rollover is made within the time limits and otherwise satisfies the requirements prescribed by the Code and applicable regulations of the Secretary of the Treasury.  Any rollover contemplated by this Section 4.4 shall be credited to a Rollover Account.  The Employee shall be 100% vested in such Rollover Account, and it shall be invested in accordance with Article 5 and distributed in accordance with Article 6.

           Section 4.5   Discriminatory Contributions.  (a)  Adjustments.  If First Albany Corporation or the Committee shall determine that the Salary Reduction Contributions made on behalf of any Participant or group of Participants might result in discrimination in contributions in favor of Employees who are officers, certain shareholders or Highly Compensated Employees or might cause the Plan to violate the requirements of Sections 401(k) or 401(m) of the Code, First Albany Corporation or the Committee shall have the right to cause such adjustments to be made on behalf of such Participant or Participants as will, in First Albany Corporation’s or the Committee’s opinion, avoid such discrimination and satisfy the requirements of Sections 401(k) and/or 401(m) of the Code, as appropriate, including, without limitation, the right to recharacterize Salary Reduction Contributions as after-tax Employee contributions, refund Salary Reduction Contributions and/or after-tax Employee contributions made on behalf of a Participant or Participants and reduce or suspend the amount of future Salary Reduction Contributions and/or after-tax Employee contributions previously authorized by a Participant or Participants.

          For purposes of this Section 4.5, the term Employee shall mean an employee of any Employer and members of the Employer’s controlled group within the meaning of Section 414(b), (c) or (m) of the Code, to the extent required under Sections 401(k) or (m) of the Code.

                    (b)      Actual Deferral Percentage.  (1)  For each Plan Year, the Actual Deferral Percentage for the group of eligible Highly Compensated Employees shall bear a relationship to the Actual Deferral Percentage for all other eligible Employees that meets either of the following tests:

                    (i)       The Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

                    (ii)      The excess of the Actual Deferral Percentage for the group of eligible Highly Compensated Employees over that of all other eligible Employees is not more than 2 percentage points, and the Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 2.

                    (2)      For the purposes of computing the Actual Deferral Percentages in Subsection (1) hereof, a Participant’s compensation for a Plan Year means compensation as defined in Section 414(s) of the Code.

                    (3)      For the purposes of computing the Actual Deferral Percentages in subsection (1) hereof, Employer contributions on behalf of any Participant shall include:

                    (i)       any Employer contributions made pursuant to the Participant’s election; and

                    (ii)      at the election of First Albany Corporation or the Committee, Qualified Employer Matching Contributions and/or Qualified Nonelective Contributions.  Notwithstanding the above, Employer Matching Contributions shall not be deemed Qualified Employer Matching Contributions and/or Qualified Nonelective Contributions unless specifically elected by First Albany Corporation or the Committee and, notwithstanding anything to the contrary in the Plan, unless such contributions otherwise satisfy the requirements of Section 1.401(k)-1(g)(13) of the Treasury regulations.

                    (4)      For purposes of applying the provisions of subsection (1) hereof, the Actual Deferral Percentage taken into account for any Highly Compensated Employee who participates in two or more tax-qualified cash or deferred arrangements of an Employer shall be the sum of the Actual Deferral Percentages for such Highly Compensated Employee under each of such arrangements.

                    (5)      For Plan Years beginning on and after January 1, 1997, the Committee shall use the Actual Deferral Percentage for the preceding Plan Year of all eligible Employees other than Highly Compensated Employees to determine the maximum Actual Deferral Percentage for the current Plan Year for the eligible Highly Compensated Employees.

                    (6)      For purposes of this Section 4.5(b), any Employee who is eligible to receive an Employer Matching Contribution shall be considered an eligible Employee.

                    (7)      Except to the extent otherwise provided in regulations or rules issued by the Secretary of the Treasury, notwithstanding the distribution of any portion of an Excess Deferral under Section 4.3 hereof, such portion shall, for purposes of applying this Section 4.6 be treated as an Employer Contribution.

                    (8)      For purposes of this Section 4.5(b) and Section 4.5(c) Employer shall include any entity that is a member of the controlled group of which an Employer is a member within the meaning of Sections 414(b), (c) or (m) of the Code and Employee and Highly Compensated Employees shall include any Employee or Highly Compensated Employee of any such Employer.

                    (c)      Actual Contribution Percentage.  (1)  for each Plan Year, the Actual Contribution Percentage for eligible Highly Compensated Employees shall not exceed the greater of:

                    (i)       125 percent of the Actual Contribution Percentage for all other eligible Employees; or

                    (ii)      The lesser of 200 percent of the Actual Contribution Percentage for all other eligible Employees, or the Actual Contribution Percentage for all other eligible Employees plus 2 percentage points.

                    (2)      (i)  If two or more plans of employers to which Employer Matching Contributions, after tax Employee contributions, or Salary Reduction Contributions are made are treated as one plan for purposes of Section 410(b) of the Code, such plans shall be treated as one plan and (ii) if a Highly Compensated Employee participates in two or more employer plans to which such contributions are made, all such contributions shall be aggregated.

                    (3)      For purposes of this Section 4.5(c), any Employee who is eligible to receive an Employer Matching Contribution shall be considered an eligible Employee.

                    (4)      For the purposes of computing the Actual Contribution Percentages in Subsection (1) hereof, a Participant’s compensation for a Plan Year shall mean compensation as defined in Section 414(s) of the Code.

                    (5)      For purposes of computing the Actual Contribution Percentages, First Albany Corporation or the Committee may elect to take into account elective deferrals as defined in Section 402(g)(3) and/or Qualified Nonelective Contributions allocated to a Participant’s Account under the Plan or any other plan of an Employer or a member of its controlled group within the meaning of Code Section 414(b), (c) or (m), provided that, notwithstanding anything in the Plan to the contrary, such contributions so taken into account satisfy the requirements of Section 1.401(m)-1(b)(5) of the Treasury Regulations.  Qualified Employer Matching Contributions, however, may not be taken into account for purposes of computing the Actual Contribution Percentages.

                    (6)      For Plan Years beginning on and after January 1, 1997, the Committee shall use the Actual Contribution Percentage for the preceding Plan Year of all eligible Employees other than Highly Compensated Employees to determine the maximum Actual Contribution Percentage for the current Plan Year for the eligible Highly Compensated Employees.

                    (7)      The Plan shall be treated as satisfying the requirements of Section 4.5(c)(1) hereof for any Plan Year if, before the close of the following Plan Year the amount of Excess Aggregate Contributions for such Plan Year (and any income allocable to such Contributions) is distributed to the Participant.

                    (d)      Required Reduction for Multiple Use of Alternative Limitation.  Notwithstanding anything in this Plan to the contrary, the Plan will comply with the requirements of Section 1.401(m)-2 of the Treasury regulations to the extent applicable to prevent the multiple use of alternative limitations.

          Section 4.6   Contributions After Qualified Military Service Period.  Notwithstanding any Plan provision to the contrary, a Participant who is reemployed after a Qualified Military Service Period, as defined herein, shall be eligible to make additional Salary Reduction Contributions and After-Tax Employee Contributions for any Plan Year or portion thereof that coincides with such Qualified Military Service Period, provided that he would have been entitled to make such Contributions under the terms of the Plan as in effect during his period of Qualified Military Service and that any such contributions are made during a period that begins on the Participant’s date of reemployment and ends on the earlier of (a) five (5) years thereafter or (b) the expiration of a period whose duration is three times the duration of the Qualified Military Service Period.  To the extent a Participant is qualified to make After–Tax Contributions, any After-Tax Contributions made pursuant to this Section 4.6 shall be governed by the provision of the Plan as amended effective July 15, 1993 (“1993 Plan”) to the extent not otherwise provided for in this restatement.

          The maximum amount of such Salary Reduction Contributions may not exceed the amount that the Participant would have been permitted to make under Sections 4.2 and 4.5 had he remained in employment during such Qualified Military Service Period.  The maximum amount of such After-Tax Employee Contribution may not exceed the amount that the Participant would have been permitted to make under Sections 4.6 and 4.7 of the 1993 Plan had he remained in employment during such Qualified Military Service Period.  Notwithstanding anything in this Section 4.6 to the contrary, no Participant shall be permitted to make After–Tax Employee Contributions to the Plan for periods of Qualified Military Service that occurred after the Restatement Effective Date.  For computing the amount of such Salary Reduction Contributions and After-Tax Employee Contributions, a Participant’s Compensation during such Qualified Military Service Period shall be deemed to be equal to the Compensation that he would have received during such Period (under the applicable version of the Plan) or, if this is uncertain, his average Compensation (under the applicable version of the Plan) during the twelve-month period immediately preceding such Period.

          Such Participant shall also be entitled to Employer Matching Contributions for such Period to the extent such Participant makes the Salary Reduction Contributions or After-Tax Employee Contributions upon which such Employer Matching Contributions are contingent.  Such Participant shall also be entitled to receive any Employer Additional Contributions that he would have received had he remained employed with the Employer during such Period.

          No earnings shall be credited on any contribution made under this Section 4.6 for any period before such contribution is actually made.  All contributions made under this Section 4.6 shall be subject to all other applicable limitations under Section 401(a)(4), 401(k), 401(m), 402(g), 404(a) or 415 of the Code only for the Plan Year in which such contributions are credited.

          The Plan Administrator may set reasonable limits on the timing and manner in which such Participant may actually make such contributions.  The Plan Administrator will allow such Participant to direct the investment of such contributions as provided in Section 5.2 herein.

          Under this Section 4.6 a Qualified Military Service Period shall mean any time period of service in the uniformed services of the United States by a Participant who is later reemployed by the Employer on or after December 12, 1994 pursuant to the Uniformed Services Employment and Reemployment Rights Act of 1994.

ARTICLE V

ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

           Section 5.1   Individual Accounts.  The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant, Former Participant and Beneficiary.  Such records shall be in the form of individual accounts, and credits and charges shall be made to such accounts in the manner herein described.  When appropriate, a Participant shall have six (6) separate accounts: an Employer Additional Account, an Employer Matching Account, a Salary Reduction Account, an Employee Contribution Account, a Rollover Account and a Loan Account.  The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required.  Distributions and withdrawals made from an account shall be charged to the account as of the date paid.

           Section 5.2   Account Adjustment.  The accounts of Participants, Former Participants and Beneficiaries shall be adjusted in accordance with the following:

                    (a)      Income.  On the Valuation Date of each Plan Year and on such additional dates as the Administrative Committee or the Trustee may deem advisable, a valuation shall be made of each Participant’s and Former Participant’s Accounts, which valuation shall reflect the fair market value of such Accounts including any earnings and losses thereon.

                    (b)      Salary Reduction Contributions.  Employer contributions for a Plan Year made pursuant to a salary reduction agreement or one-time election entered into with a Participant under Section 4.2 for such Plan Year shall be allocated to the Participant’s Salary Reduction Account on the earliest date on which such allocation is reasonably practicable, but in no event later than the fifteenth (15th) business day of the month following the month in which such amount would otherwise be paid as part of the Participant’s Compensation.

                    (c)      Employer Matching Contributions.  Employer Matching Contributions shall be allocated as soon as reasonably practicable after the end of the Plan Year among the Employer Matching Accounts of those Participants who entered into a salary reduction agreement and who are credited with at least 1,000 Hours of Service during the Plan Year, and except as otherwise required pursuant to Section 4.1(b), 6.1 or 6.2, are in the active employ of an Employer on the last day of the Plan Year.

                    (d)      Employer Additional Contributions.  Employer Additional Contributions shall be allocated as soon as reasonably practicable after the end of the Plan Year among the Employer Additional Accounts of those Participants whose Compensation does not include sales commissions in excess of 50% of their Compensation, who are not considered Highly Compensated Employees who are credited with at least 1,000 Hours of Service during the Plan Year and, except as required pursuant to Section 6.1 or 6.2, are in the active employ of an Employer on the last day of the Plan Year.  Such amounts shall be allocated according to the ratio that each such Participant’s Compensation for the Plan Year bears to the total Compensation of all such eligible Participants for the Plan Year.

                    (e)      Investment Choices of Participants.  (i)  Except as provided in (ii) below, each Participant who has one or more accounts shall direct, at the time he elects to make contributions, how such contributions are to be invested pursuant to his self-direction.

                    (ii)      Employer Additional Contributions and Employer Matching Contributions made on behalf of a Participant to the Plan that are made in cash, shall be invested pursuant to a Participant’s self-direction.  Employer Matching Contributions and/or Employer Additional Contributions, made in the form of the Common Stock, may be sold and reinvested at the Participant’s direction to the extent of the Participant’s vested interest in his Employer Matching Account or Additional Contribution Account, as applicable.

                    (iii)     Dividends and other distributions received by the Trustee with respect to a given investment shall be invested pursuant to a Participant’s direction to the extent the Participant is authorized to direct the investment yielding the distribution pursuant to this Section 5.2(e).

                              (iv)     Any investment direction given by a Participant shall continue in effect until changed by the Participant.  A Participant may change his investment direction as to future contributions and as to current investments of his accounts and may change the investments in his accounts, subject to the limitations of paragraph (ii) of this subsection (e), at any time and as often as he desires by notice to the person designated by Committee or to the extent the Committee has delegated such authority to the Participant from the person selected by the Participant from time to time.

                    (v)      To the extent permitted under ERISA, the Participant may direct that all or any portion of the contributions to his accounts over which he has the power to direct investment pursuant to this Section 5.2(e), and all of any portion of the earnings thereon, be invested in stock or marketable obligations of the Employer.  The Participant may not direct that any portion of the contributions to his accounts or any portion of the earnings thereon be invested in real property other than limited partnerships.

           Section 5.3   Maximum Additions.  Notwithstanding anything contained herein to the contrary, the total Additions made to the Salary Reduction Account, the Employer Additional Account, and the Employer Matching Account of a Participant for any Plan Year shall not exceed the lesser of $30,000, subject to periodic adjustment of the “defined contribution dollar limitation” under Section 415(d) of the Code, or 25% of the Participant’s Code Section 415 Compensation.

          Notwithstanding the foregoing, the otherwise permissible annual Additions for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Committee, to prevent disqualification of the Plan under Section 415 of the Code, which imposes the following additional limitations on the benefits payable to Participants who also may be participating in another tax qualified pension, profit sharing, savings or stock bonus plan maintained by the Employer or any of the members of the controlled group of which the Employer is a part:  (i) for Plan Years beginning before January 1, 2000, if an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by an employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed 1.0.  The defined benefit plan fraction for any Plan Year is a fraction, the numerator of which is the Participant’s projected annual benefit under the Plan (determined at the close of the Plan Year) and the denominator of which is the lesser of 1.25 multiplied by $90,000 or such greater amount permitted by Internal Revenue Service regulations to reflect cost-of-living adjustments; or 1.4 multiplied by 100% of the Participant’s average Code Section 415 Compensation during the three (3) consecutive years when the total Code Section 415 Compensation paid to him was highest.  The defined contribution plan fraction for any Plan Year is a fraction, the numerator of which is the sum of the annual Additions to the Participant’s accounts in such Plan year and for all prior Plan Years and the denominator of which is the sum of the applicable maximum amounts of annual Additions which could have been made under Section 415(c) of the Code for such Plan year and for all prior years of such Participant’s employment (assuming for this purpose, that Section 415(c) had been in effect during such prior years).  The applicable maximum amount for any Plan Year shall be equal to the lesser of 1.25 multiplied by the dollar limitation in effect for such Plan Year under Subsection 415(c)(1)(A) of the Code or 1.4 multiplied by 25% of the Participant’s Code Section 415 Compensation for such Plan Year.  At the election of the Committee, special transitional rules may apply for both the defined benefit fraction and the defined contribution fraction for Employees who were Participants as of December 31, 1982.  For purposes of this limitation, all defined benefit plans of the Employer, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution Plans of the Employer, whether or not terminated, are to be treated as one defined contribution plan.  The extent to which annual Additions under the Plan shall be reduced as compared with the extent to which the annual benefit under any of the plans shall be reduced in order to achieve compliance with the limitations of Section 415 of the Code shall be determined by the Administrator in such a manner so as to maximize the aggregate benefits payable to such Participant.  If such reduction is under this Plan, the Committee shall advise affected Participants of any additional limitation on their annual benefits required by this paragraph.  For Plan Years beginning on or after January 1, 2000, annual Additions will not be reduced pursuant to this subparagraph (i) of this Section 5.3.

          Any amounts which are in excess of the maximum annual Additions allowable in this Section 5.3 shall be corrected in the manner and order as set forth below as necessary:

                    (a)      the excess will be held in a suspense account for the Participant and will be allocated to his account in the following year; and

                    (b)      the excess will be held in a suspense account and will be reallocated to all Participants in the following year as a reduction of Employer Contributions; and

                    (c)      the excess will be reallocated to other Participants in the current Plan Year, or if all Participants have reached their limitations under Section 415 of the Code, and an excess still remains, the excess shall be held in a suspense account and will be reallocated in the following year prior to any Employer Contributions.

          The above limitations are intended to comply with the provisions of Section 415 of the Code and regulations thereunder.  If there is any discrepancy between the provisions of this Section 5.3 and the provisions of Section 415 of the Code and regulations thereunder, such discrepancy shall be resolved in such a way as to give full effect to the provisions of Section 415 of the Code.  The combined limits under Section 415(e) of the Code shall not apply to the Plan for Plan Years beginning on or after January 1, 2000.

ARTICLE VI

BENEFITS

           Section 6.1   Retirement or Disability.  If a Participant’s employment is terminated at or after he attains age sixty-five (65) or at an earlier age because of Disability, he shall be fully vested in, and entitled to receive, the amount in each of his Accounts.  If the Participant is credited with at least 1,000 Hours of Service during the Plan Year in which the Participant retires or terminates employment because of Disability, the “amount” in such Participant’s accounts shall include any Salary Reduction Contributions, Employer Additional Contributions and Employer Matching Contributions made with respect to the Plan Year in which the Participant terminated employment after attaining age sixty-five (65) or on account of Disability even if the Participant is not employed on the last day of such Plan Year.

          Payments of benefits due under this Section 6.1 shall be made in accordance with Section 6.4.

           Section 6.2   Death.  In the event that the termination of employment of a Participant is caused by his death, his Beneficiary shall be fully vested in and paid the amount in each of his Accounts.  If the Participant is credited with at least 1,000 Hours of Service during the Plan Year in which the Participant dies, the “amount” in such Participant’s accounts shall include any Salary Reduction Contributions, Employer Additional Contributions and Employer Matching Contributions made with respect to the Plan Year in which the Participant died even if the Participant is not employed on the last day of such Plan Year.

          Payments of benefits due under this Section 6.2 shall be made in accordance with Section 6.4.

           Section 6.3   Termination for Other Reasons.  If a Participant’s employment is terminated before age sixty-five (65) for any reason other than retirement at or after age sixty-five, Disability or death, the Participant shall be entitled to:

                    (a)      The entire amount credited to his Rollover Account, if any, plus

                    (b)      The entire amount credited to his Salary Reduction Account, including any Salary Reduction Contributions made with respect to the Plan Year of termination but allocated after the date of the Participant’s termination, plus

                    (c)      The entire amount credited to his Employee Contribution Account, if any, plus

                    (d)      The entire amount credited to his Employer Additional Account, if any, and his vested percentage (determined in accordance with Section 4.1(b) or as otherwise required by Section 1.401(k)-1(g)(13)) of the Treasury regulations) of the amount credited to his Employer Matching Account, if any, including any Employer Additional Contributions and his vested percentage of any Employer Matching Contribution made with respect to the Plan Year of termination (pursuant to Section 4.1) but allocated after the date of the Participant’s termination, if the Participant was credited with 1,000 Hours of Service during the Plan Year with respect to which the Employer Additional Contribution or Employer Matching Contribution is made and was employed on the last day of such Plan Year or the Participant is otherwise entitled to receive any such Employer Matching Contribution pursuant to Section 4.1(b).

          A Participant whose employment is terminated under this Section 6.3 shall forfeit the balance in his Employer Matching Account that has not vested in accordance with Section 4.1(b), provided that (i) upon his reemployment by the Employer prior to five (5) consecutive One-Year Breaks-in-Service if he has not received a distribution of his Employer Matching Account, or (ii) upon repayment of the distribution if he has received distribution of the vested portion of the balance of his Employer Matching Account, the forfeited amounts (unadjusted for gains or losses subsequent to his date of termination) shall be restored to his Employer Matching Account.  For the restoration described in clause (ii) of the foregoing sentence to become effective, repayment of a distribution must occur prior to the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Company or the date the Participant incurs five (5) consecutive One-Year Breaks-in-Service following the date of distribution.  To the extent a restoration occurs with respect to amounts credited to the Participant’s Employer Matching Account that when forfeited were in the form of Common Stock, such restoration shall be made to the Participant’s Employer Matching Account in the form of Common Stock.

          Amounts that are forfeited pursuant to this Section 6.3 shall be used to pay reasonable expenses of the Plan or to reduce the future contributions of First Albany Corporation or any other Employer to the Plan.  Employer Matching Contributions forfeited by any Participant who does not have any vested interest in his Employer Matching Account at the time of forfeiture shall be deemed distributed to the Participant.  In the case of a Participant who repays his Plan distribution in accordance with this Section 6.3, such forfeited amounts shall be deemed repaid to the Plan.

          Payment of benefits under this Section 6.3 shall be made in accordance with Section 6.4.

          Section 6.4   < u>Payment of Benefits.  Upon a Participant’s entitlement to payments of benefits under either Section 6.1 or Section 6.3, he shall file with the Committee his written election on such form or forms, and subject to such conditions, as the Committee shall provide.  His election shall specify (1) the date he elects for commencement of benefit payments which may be as of the date of his entitlement to benefits or may be a date deferred to the extent provided below and (2) his selection of the method of payment of his benefits from the two allowable methods provided below.

          The Committee shall follow a Participant’s Beneficiary designation under Section 6.5 and shall follow the method of payment, if any, selected by the Participant in the case of a distribution on account of the Participant’s death.  If the Participant fails to select a method of payment for his Beneficiary, the Beneficiary shall have the right to elect one of the methods of payment of his benefits provided for in this Section 6.4.  Payments to a Participant’s Beneficiary shall be made or commence as soon as practicable after a Participant’s or Former Participant’s death.

          Unless a Participant elects otherwise and subject to Section 6.5 herein, payment of a Participant’s benefits under this Plan shall be made or commence no later than the sixtieth (60th) day after the later of (a) the end of the Plan Year of his sixty-fifth (65th) birthday, or (b) the end of the Plan Year in which his employment terminates.

          A Participant or Beneficiary may elect that amounts from his accounts be paid in either one of the following methods:

                    (a)      A lump sum, or

                    (b)      Periodic payments of substantially equal amounts for a specified number of years of not less than two (2) years nor more than five (5) years, in which event the unpaid balance at the end of each Plan Year shall be adjusted to reflect the earnings and losses for that Plan Year.  Such periodic payments shall be made not less frequently than annually.

          Notwithstanding the foregoing, a Participant or Beneficiary may not elect that amounts due from or in respect of the Participant’s Accounts be paid in any form other than a lump sum if the first date of the first period for which such amounts are payable is on or after the earlier of (i) the 90th day after the date the Participant has been furnished a summary that reflects the amendment of the Plan to eliminate the opportunity to elect periodic payments of benefits from the Participant’s Accounts, or (ii) the first day of the second Plan Year following the Plan Year in which such amendment is made.

          The amount which a Participant, Former Participant or Beneficiary is entitled to receive at any time and from time to time may be paid at the Committee’s discretion in cash or in securities, or in any combination thereof.

          Notwithstanding any other provision of this Article 6, the Committee may distribute the entire value of a Participant’s Accounts upon or at any time after the termination of employment of a Participant if the total vested balance of his Accounts does not exceed (and has not exceeded at the time benefit payments commenced under the Plan) $5,000 ($3,500 prior to August 5, 1997).

          Notwithstanding the foregoing, no distribution may commence without the consent of the Participant or Former Participant if the aggregate vested balance of his Accounts exceeds $5,000 ($3,500 prior to August 5, 1997) and the Participant or Former Participant has not yet reached the later of his 65th birthday or when his employment terminates.  No consent shall be valid unless the Participant has received a general description of the material features of the distribution and an explanation of the optional forms of benefit under the Plan and has been informed of his right to defer receipt of such distribution.  Such notice must be provided no later than thirty (30) days or sooner than ninety (90) days before the first day on which all events have occurred that entitle the Participant or Former Participant to such distribution, provided, however, that such distribution may commence sooner than thirty (30) days after such notice is given if the Plan Administrator clearly informs the Participant or Former Participant that the Participant or Former Participant has the right to a period of at least thirty (30) days after receipt of such notice to consider the decision and the Participant elects to receive such distribution after receipt of such notice.

          Notwithstanding any provision of this Plan to the contrary, if on or after January 1, 1993 (i) a Participant, (ii) a Beneficiary who is a Spouse, or (iii) a Spouse or former Spouse who is an Alternate Payee under a qualified domestic relations order, as defined in Section 414(p) of the Code becomes entitled to a distribution from the Plan which qualifies as an “eligible rollover distribution” as defined in Section 402(f)(2)(A) of the Code, such individual may elect to have all or a portion of such distribution paid or transferred directly to a designated “eligible retirement plan” as defined in Section 402(c)(8)(B) of the Code, provided that such retirement plan to which such transfer is to be made permits the transfer.  The Committee may establish reasonable rules and procedures regarding a direct rollover distribution permitted under this paragraph.

           Section 6.5   Designation of Beneficiary.  Each Participant or Former Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all such benefits.  Each Beneficiary designation shall be in the form prescribed by the Committee, will be effective only when filed with the Committee during the Participant’s lifetime, and, if the Committee allows and subject to Section 6.4, may specify the method of payment of his benefits to the Beneficiary.  Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations filed with the Committee.  Except in the case where the spouse is the named Beneficiary, which cannot be modified without the consent of the spouse, as discussed below, the revocation of a Beneficiary designation no matter how effective, shall not require the consent of any designated Beneficiary.

          An election made pursuant to this Section 6.5 shall not take effect unless:

                    (a)      The spouse of the Participant consents in writing to such election, and the spouse’s consent acknowledges the effect of such election and is witnessed by a Plan representative or a notary public, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe; or

                    (b)      It is established to the satisfaction of a Plan representative that the Participant has no spouse, the spouse cannot be located, the Participant is legally separated or has been abandoned as defined by local law and the Participant has a court order to such effect (and no qualified domestic relations order as defined in Section 414(p) of the Code exists that provides otherwise), or such other circumstances as the Secretary of the Treasury may by regulations prescribe.

          Any consent by a spouse (or establishment that the consent of a spouse cannot be obtained) under the preceding sentence shall be effective only with respect to such spouse.

                    (c)      If any Participant or Former Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before him or before complete distribution of the Participant’s benefits, the Committee shall direct the Trustee to distribute such Participant’s benefits (or the balance thereof) in the following priority (each class to take to the exclusion of the other):

                  (i)       Surviving spouse.

                  (ii)      Lineal descendants, per stirpes, equally.

                  (iii)     Surviving parents equally.

                  (iv)     Participant’s other distributees.

          If the Beneficiary dies before the complete distribution of the Participant’s benefits, then payment is made to the Beneficiary’s distributees.

           Section 6.6   Qualified Domestic Relations Order.  (a)         Notwithstanding anything herein to the contrary, benefits may be paid in accordance with the applicable requirements of any domestic relations order determined by the Administrator to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.

                    (b)      (i)       In the event the Plan receives a domesti c relations order intended to be a qualified domestic relations order within the meaning of Section 414(p) of the Code, the Administrator shall act on such order as follows:

                    (A)     The Administrator shall promptly notify the Participant and each Alternate Payee specified in the order as entitled to payment of benefits under the Plan (at the address specified in the order) of the receipt of such order and provide all such parties with a copy of these Plan procedures for determining the qualified status of domestic relations orders, and

                    (B)     Within a reasonable period after receipt of such order, the Administrator (with or without the assistance of counsel or any other advisor as the Administrator in its sole discretion shall determine to consult) shall determine whether such order is a qualified domestic relations order that satisfies the requirements of Section 414(p) of the Code and notify the Participant and each Alternate Payee of such determination.

                    (ii)      The Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

                    (A)     Such procedures shall be in writing.

                    (B)     Such procedures shall provide for the notification of each person specified in a domestic relations order as entitled to payment of benefits under the Plan (at the address included in the domestic relations order) of such procedures promptly upon receipt by the Plan of the domestic relations order.

                    (C)     The Administrator shall permit an Alternate Payee to designate a representative for receipt of copies of notices that are sent to the Alternate Payee with respect to a domestic relations order.

                    (D)     (I)      During any period in which the issue of whether a domestic relations order is being determined (by the Administrator, by a court of competent jurisdiction, or otherwise), the Administrator shall separately account for the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.

          (II)     If within the eighteen-month period beginning on the date on which the first payment would be required to be made under the domestic relations order the order (or notification thereof) is determined to be a qualified domestic relations order within the meaning of Section 414(p) of the Code, the Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto.

          (III)    If within the eighteen-month period beginning on the date on which the first payment would be required to be made under the domestic relations order (i) it is determined that the order is not a qualified domestic relations order within the meaning of Section 414(p) of the Code, or (ii) the issue as to whether such order is a qualified domestic relations order within the meaning of Section 414(p) of the Code is not resolved, then the Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amount if there had been no order.

          (IV)    Any determination that an order is a qualified domestic relations order within the meaning of Section 414(p) of the Code which is made after the close of the eighteen-month period beginning on the date on which the first payment would be required to be made under the domestic relations order shall be applied prospectively only.

                    (c)      If the Administrator acts in accordance with part 4 of title I of ERISA in:

                    (i)       Treating a domestic relations order as being (or not being) a qualified domestic relations order within the meaning of Section 414(p) of the Code, or

                    (ii)      Taking action under Subparagraph (D) of Paragraph (ii) or Subsection (b) herein, then the Plan’s obligation to the Participant and each Alternate Payee shall be discharged to the extent of any payment made pursuant to such act.

                    (d)      A person who is an Alternate Payee under a qualified domestic relations order within the meaning of Section 414(p) of the Code shall be considered for purposes of any provisions of ERISA a Beneficiary under the Plan.

                    (e)      The term “Alternate Payee” means any spouse, former spouse, child, or dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to such Participant.

          Notwithstanding anything in the Plan to the contrary, distribution to Alternate Payees shall be permitted to the extent authorized by a “qualified domestic relations order,” even if the affected Participant has not separated from service and has not reached the “earliest retirement age” under the Plan

           Section 6.7   Required Distributions.  (a)  The entire interest of each Participant:

                    (i)       Will be distributed to such Participant not later than the Required Beginning Date, as defined in Section 6.7(c), or

                    (ii)      Will be distributed in accordance with regulations, over the life of such Participant or over the lives of such Participant and a Designated Beneficiary (or over a period not extending beyond the life expectancy of such Participant and Designated Beneficiary).  The first payment shall be distributed no later than the Required Beginning Date; the second payment shall be distributed no later than December 31 of the same calendar year.  Each succeeding payment shall be distributed no later than each December 31 thereafter.  Distributions shall be made in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

                    (b)      (i)       Required distribution where the Participant dies before his entire interest is distributed:

If the distribution of the Participant’s interest has begun in accordance with Section 6.7(a)(ii), and the Participant dies before his entire interest had been distributed to him, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used under Section 6.7(a)(ii) as of the date of his death.

                    (ii)      Five-Year rule for other cases.  If a Participant dies before the distribution of the Participant’s interest has begun in accordance with Section 6.7(a)(ii), the entire interest of the Participant will be distributed within five (5) years after the death of such Participant.

                    (c)      Required Beginning Date.  For Participants who attain age 70½ after December 31, 1996, “Required Beginning Date” means the April 1 immediately following the calendar year in which occurs the later of (i) the date of a Participant’s severance or (ii) attainment of age 70½, provided, however, that “Required Beginning Date” means the April 1 immediately following the end of the calendar year in which the Participant attains age 70½ if the Participant is a 5% owner as defined in Section 416(i) of the Code.  For Participants who attain age 70½ prior to December 31, 1996, “Required Distribution Date” means the April 1 immediately following the calendar year in which the Participant attains age 70½.

                    (d)      Designated Beneficiary.  The term “Designated Beneficiary” means any individual designated as a Beneficiary by the Participant.

                              (e)      Treatment of Payments to Children.  Under regulations prescribed by the Secretary of the Treasury, any amount paid to a child shall be treated as if it has been paid to the surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or other designated event permitted under regulations).

ARTICLE VII

TOP-HEAVY PROVISIONS

           Section 7.1   Top-Heavy Provisions.  The following provisions shall become effective in any Plan Year in which the Plan is determined to be a top-heavy plan (within the meaning of Section 416(g) of the Code, hereinafter referred to in this Section as a “Top–Heavy Plan”).  For purposes of this Article, the term Employer shall include members of the Employer’s controlled group within the meaning of Code Section 414(b), (c) or (m) and Employee shall mean any employee of any such Employer to the extent required under Section 416 of the Code.

                    (a)      Determination of Top-Heavy.  The Plan will be considered a Top-Heavy Plan for the Plan Year if, as of the “Determination Date”, (1) the aggregate present value of the Code Section 416 Accounts (but not including any allocations to be made as of such Determination Date except contributions actually made on or before that date and allocated pursuant to Section 5.2) of Participants who are Key Employees exceeds 60% of the aggregate present value of the Code Section 416 Accounts (but not including any allocations to be made as of such Determination Date except Contributions actually made on or before that date and allocated pursuant to Section 5.2) of all Participants (the “60% Test”), or (2) the Plan is part of a required aggregation group (within the meaning of Section 416(g) of the Code and as described in Section 7.1(h)) and the required aggregation group is a top heavy group (within the meaning of Section 416(g)(2)(B) of the Code.  However, and notwithstanding the results of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a required or permissive aggregation group (within the meaning of Section 416(g) of the Code and as described in Section 7.1(i)) that is not a Top-Heavy Group.

          For the purpose of making the “60% Test” as of any Determination Date,

                    (i)       If any Employee is a Non-Key Employee under any plan for any Plan Year, but such Employee was a Key Employee under such plan for any prior Plan Year, the value of such Employee’s Accounts will not be taken into account;

                    (ii)      The value of the Accounts shall exclude the value of the Code Section 416 Accounts of any individual who has not performed services for the Employer at any time during the five (5)-year period ending on the Determination Date; and

                    (iii)     The value of the Code Section 416 Accounts shall include all distributions made to the Employee under the Plan during the five (5)-year period ending on the Determination Date.

“Determination Date” means, with respect to any Plan Year (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year, the last day of such Plan Year.  “Code Section 416 Accounts” means Employer Contribution Accounts and Employee Contribution Accounts.

                    (b)      Minimum Allocations.  Notwithstanding the provisions of Section 5.2, for any Plan Year during which the Plan is deemed a Top-Heavy Plan, the Employer Contribution for such Plan Year shall be allocated as follows:

                    (i)       The sum of Employer Matching Contributions, Employer Additional Contributions and forfeitures for the Plan Year for each Participant who is a Non-Key Employee will not be less than 3% of such Participant’s Code Section 415 Compensation.

                    (ii)      Notwithstanding the foregoing percentage, if the Employer Contributions for any Plan Year for each Key Employee do not exceed 3% of such Key Employee’s Code Section 415 Compensation, then the percentage referred to in Section 7.1(b)(i) for such Plan Year shall not exceed the percentage at which contributions are made (or required to be made) under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for the Plan Year.

                    (iii)     This percentage shall be determined for each Key Employee by dividing the contributions for such Employee by so much of his total Code Section 415 Compensation for the Plan Year as does not exceed the dollar limitation in effect under Section 401(a)(17) of the Code ($170,000 for Plan Years beginning on or after January 1, 2000, or such other amount as the Secretary of the Treasury shall determine from time to time).  The minimum allocations shall be allocated to the accounts of all Non-Key Employees who are participating and are employed by an Employer on the last day of the Plan Year, including Non-Key Employees who have failed to complete 1,000 Hours of Service.

                    (c)      Minimum Vesting.  If a Participant’s termination of employment occurs while the Plan is a Top-Heavy Plan, such Participant’s vested percentage in his Employer Matching Account and Employer Additional Account shall not be less than required under Code Section 416 (b)(1)(B).

                    (d)      Compensation.  For any Plan Year in which the Plan is a Top– Heavy Plan, effective in Plan Years beginning on or after January 1, 1994, the annual 415 Compensation of each Participant taken into account under this Plan shall not exceed the first dollar amount of the limitation in effect under Section 401(a)(17) of the Code ($170,000 for Plan Years beginning on or after January 1, 2000, or such other amount as the Secretary of the Treasury shall determine from time to time).

                    (e)      Change in Top-Heavy Status.  If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting schedule in Section 7.1(c) shall continue to apply in determining the vested percentage of any Participant who had at least five (5) years of Service as of December 31 of the last Plan Year when the Plan was Top-Heavy.  For other Participants, said schedule shall apply only to their Employer Matching Account and Employer Additional Account balances as of December 31 of the last year the Plan was Top-Heavy.

                    (f)       Impact on Maximum Benefits.  For any Plan Year in which the Plan is a Top-Heavy Plan, Section 5.3 shall be read by substituting the number “1.00” for the number “1.25” wherever it appears therein except such substitution shall not have the effect of reducing any benefit accrued as of the date on which this provision becomes applicable.  For Plan Years beginning on or after the Restatement Effective Date, this provision will not apply.

                    (g)      The Term “Required Aggregation Group” means.  (1) Each plan of an Employer in which a Key Employee is a participant, and (2) each other plan of an Employer which enables any plan described in subclause (1) to meet the requirements of Section 401(a)(4) or 410 of the Code.

                    (h)      Permissive Aggregation.  An Employer may treat any plan not required to be included in an aggregation group as being part of such group if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account.

                    (i)       Key Employee.

                    A)      The term “Key Employee” means any Employee in an Employer plan who, at any time during the Plan Year or any of the four (4) preceding Plan Years, is:

                              (1)      An officer of the Employer, having an annual compensation (within the meaning of Code Section 414(q)(5)) greater than 150% of the amount in effect under Section 415(c)(1)(A) of the Code for any such Plan Year,

                              (2)      One of the ten Employees having annual compensation (within the meaning of Code Section 414(q)(5)) from the Employer of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318 ) both more than a 1/2% interest and the largest interest in the Employer,

                              (3)      A Five-Percent Owner of the Employer, or

                              (4)      A One-Percent Owner of the Employer having annual compensation (within the meaning of Code Section 414(q)) from the Employer for a Plan Year of more than $150,000.

          For purposes of Section 7.1(i)(A)(i), no more than fifty (50) Employees (or, if lesser, the greater of three (3) Employees or 10% of the Employees) shall be treated as officers.

                    (B)     (i)       For purposes of this paragraph, the term “Five-Percent Owner” means:

          (a)      If the Employer is a corporation, any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the corporation or stock possessing more than 5% of the total combined voting power of all stock of the corporation, or

          (b)      If the Employer is not a corporation, any person who owns more than 5% of the capital or profits interest in the Employer.

          (ii)      For purposes of this paragraph, the term “One-Percent Owner” means any person who would be described in Section 7.1(i)(B)(i) if  “One-Percent” were substituted for “Five-Percent” each place it appears in Section 7.1(h)(B)(i).

          (iii)     Constructive Ownership Rules.  For purposes Sections 7.1(i)(B) and 7.1(i)(A)(ii):

          (a)      Subparagraph (C) of Section 318(a)(2) of the Code shall be applied by substituting “Five Percent” for “Fifty Percent”, and

          (b)      In the case of any Employer which is not a corporation, ownership in such Employer shall be determined in accordance with regulations prescribed by the secretary which shall be based on principles similar to the principles of Code Section 318 (as modified by Section 7.1(i)(B)(iii)(b)).

                    (C)     Aggregation Rules do not apply for purposes of determining ownership in the Employer.  The rules of Subsections (b), (c), and (m) of Section 414 of the Code shall not apply for purposes of determining ownership in the Employer.

ARTICLE VIII

WITHDRAWALS AND LOANS

           Section 8.1   Withdrawal While Employed.  Subject to the provisions of this Article 8, a Participant who has one (1) or more Accounts who remains in employment may make withdrawals from his Employee Contribution Account and Rollover Account in an amount of cash which shall not exceed the value of such accounts and earnings and appreciation thereon.  Amounts attributable to After-Tax Employee Contributions and Rollovers and to the earnings and appreciation thereon may be withdrawn subject to such conditions as the Committee shall provide.

           Section 8.2   Withdrawals of Employer Contributions.  (a)   A Participant who has not attained age 59½ or who has not been determined to have a Disability may, upon proof of financial hardship satisfactory to the Committee, elect to withdraw such portion of his Salary Reduction Account (excluding earnings and appreciation thereon) and the vested percentage of the amounts credited to his Employer Matching Account and Employer Additional Account, as is needed on account of such financial hardship.  A withdrawal under this Section shall be for not less than $1,000.  Withdrawals under this Section 8.2 shall be permitted, according to specific rules adopted by the Committee which shall be uniformly applied and consistently followed, only to relieve an immediate and heavy financial need of the Participant (including his Spouse or any dependent), not in excess of the amount required to relieve such financial need, and only if, and to the extent, such need cannot be satisfied from other resources reasonably available to him (including assets of his Spouse and minor children reasonably available to him).

          A Participant making an application under this Section 8.2(a) shall have the burden of presenting to the Committee evidence of such immediate and heavy financial need and of the necessity of such withdrawal to satisfy such need.

          The following expenses shall be deemed to be on account of an immediate and heavy financial need of a Participant:

                    (i)       medical expenses (within the meaning of Section 213(d) of the Code) incurred by the Participant, his Spouse, or any dependent (within the meaning of Section 152 of the Code);

                    (ii)      purchase (excluding mortgage payments) of the Participant’s principal residence;

                    (iii)     payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his Spouse, or any dependent; and

                    (iv)     the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence; and

                    (v)      such other conditions as the Secretary of the Treasury may prescribe from time to time.

          The Committee will deem a distribution necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

                    (1)      the distribution is not in excess of the amount of the financial need;

                    (2)      the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans currently available under all plans maintained by the Employer;

                    (3)      the Participant is prohibited from making any contributions under all other plans maintained by the Employer and controlled group members for twelve (12) months after receipt of the hardship distribution (for purposes of this paragraph (3), “plans” shall mean all qualified and nonqualified plans of deferred compensation, including stock option, stock purchase and similar plans and cash or deferred arrangements of certified plans within the meaning of Section 125 of the Code, but excluding mandatory employer contribution portions of defined benefit plans, health and welfare plans and health and welfare parts of cafeteria plans within the meaning of Section 125 of the Code); and

                    (4)      the Participant may not make, in the taxable year immediately following the taxable year of the hardship distribution, elective contributions under Section 401(k) of the Code under all other plans maintained by the Employer and controlled group members in excess of the applicable limit under Section 401(g) of the Code for the next taxable year less the amount of such Participant’s Salary Reduction Contributions for the taxable year of the hardship distributions.

          All determinations under this Section 8.2(a) shall be based upon uniform and nondiscriminatory rules and standards applicable to all Participants similarly situated and shall be final, conclusive and binding on all interested parties.

                    (b)      A Participant who has attained age 59½ or who has been determined to have a Disability may withdraw, in part or in whole, his Salary Reduction Account, his Employer Matching Account, and his Employer Additional Account.  Such withdrawals shall be subject to such conditions as the Committee shall provide.

           Section 8.3   Loans to Participants.  (a)  Availability of Loans.  Upon application by a Participant, the Committee may approve a loan or loans to the Participant.  Payment of the loan proceeds to the Participant will be made as soon as practicable after the receipt of the Participant’s Loan Application by the Committee.  The amount of the loan shall be based on the Participant’s vested interest in his account balance as of the preceding Valuation Date.  Loans under this Section 8.3 shall be permitted to all Participants under uniform, nondiscriminatory borrowing rules established by the Committee.  Any loan hereunder will bear a reasonable rate of interest, will be repaid pursuant to a fixed repayment schedule and will be evidenced by a Loan Application, in such form as the Committee may require, signed by the Participant.

                    (b)      Borrowing Rules of the Committee.  The Committee will adopt borrowing rules for loans hereunder and may revise such rules from time to time.  The rules will contain such requirements pertaining to loans as the Committee may deem necessary or desirable.  The borrowing rules will govern the procedures and cut-off dates for applying for loans hereunder and the terms of such loans, including (i) the number of loans that a Participant may request in any Plan Year and the number of loans that may be outstanding at any time to a Participant, (ii) any restrictions on reborrowings not stated in this Section, (iii) the interest rate in effect from time to time for loans or the method of ascertaining such interest rate, and (iv) the repayment schedule for loans or the method for determining the repayment schedule.

                    (c)      Amount of Loans.  The minimum loan will be $1,000.  The maximum loan to a Participant will be 50% of the Participant’s vested account balance as of the Valuation Date immediately preceding the date when the loan is made.

          Notwithstanding the above, no loan, when added to the outstanding balance of all other loans from the Plan and other plans of this and related employers may exceed the lesser of (i) $50,000, reduced by the excess (if any) of (I) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over (II) the outstanding balance of loans from the Plan on the date on which such loan was made; or (ii) one half of the present value of the vested account balance of the Participant.

                    (d)      Maximum Repayment Period.  (i)  Other than Residential Loans. Except as provided in Section 8.3(d)(ii), the maximum term of a loan will be five (5) years.

                    (ii)      Residential Loans. If a Participant requests a loan for the acquisition of the principal residence of the Participant the repayment period will be determined by reference to bank loans for the same purpose.

                    (e)      Security for Repayment.  Each loan hereunder will be a Participant-directed investment for the benefit of the Participant requesting such loan; accordingly, any default in the repayment of principal or interest of any loan hereunder will reduce the amount available for distribution to such Participant (or his Beneficiary).  Thus, any loan hereunder will be effectively and adequately secured by the Participant’s Accounts.

                    (f)       Repayment.  The Committee may require a Participant to execute an agreement to repay the principal and interest of a loan through regular payroll reduction payments from the Participant’s Compensation.  The Committee may establish back-up repayment procedures for Participants who do not make payroll reduction repayment.  In any event, substantially level amortization of a loan, with payments not less frequently than quarterly, shall be required over the term of the loan.  Any loan hereunder may be prepaid, in whole or in part, at any time without penalty.  If a Participant’s service as an Employee is terminated for any reason, the entire unpaid principal and interest of any loan then outstanding to such Participant will become immediately due and payable.

                    (g)      Action upon Default.  If a Participant defaults on any payment of interest or principal of a loan hereunder or defaults upon any other obligation relating to such loan, the Committee may take such action or actions as it determines to be necessary to protect the interest of the Plan.  Such actions may include commencing legal proceedings against the Participant, or foreclosing on any security interest in the Participant’s Accounts.

                    (h)      Accounting for Loans.  (i)  Source of Loan.  The Committee will establish rules governing the accounting procedures for loans.

                  (ii)      Loan Account.  The Committee will establish and maintain a Loan Account for each borrowing Participant.  The unpaid principal and accrued but unpaid interest on the loans to a Participant will be reflected for Plan accounting purposes in the Participant’s Loan Account.  Repayments by the Participant will be credited to his Loan Account.  The Committee will establish uniform procedures for transferring repayment amounts from his Loan Account to the Participant’s other accounts.

ARTICLE IX

TRUST AND ADMINISTRATION

           Section 9.1   Trust Fund.  All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund and all amounts in the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants, Former Participants, and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by an Employer and shall not revert to or inure to the benefit of any Employer.

          Notwithstanding anything herein to the contrary, upon First Albany Corporation’s or the Committee’s request, a contribution which was conditioned upon (i) a mistake in fact or (ii) the deductibility of such contribution under Section 404 of the Code may be returned to First Albany Corporation (or any other Employer to the extent consented to in writing by First Albany Corporation or the Committee) in the case of (i) above, within one (1) year after payment of the contribution or, in the case of (ii) above, to the extent the deduction is disallowed within one (1) year after the disallowance of the deduction.

           Section 9.2   Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration; Appointment of Committee.  The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust.  A Committee shall be appointed by and serve at the pleasure of the Board of Directors to assist in the administration of the Plan.  The Committee shall have the sole authority to appoint and remove the Trustee, and any Investment Manager which may be provided for under the Trust, and shall be the “Plan Administrator” and “named Fiduciary” for purposes of ERISA and shall have the final responsibility for administration of the Plan, which responsibility is specifically described in this Plan and the Trust.  The Committee shall have the specific delegated powers and duties described in the further provisions of this Article 9, and such further powers and duties as hereinafter may be delegated to it by First Albany Corporation.  An Employer, by adopting the Plan, accepts and delegates all of its authority to First Albany Corporation or the Committee to the extent provided for in the Plan or the Trust and to the extent delegated to the Committee by the Board of Directors and shall make Employer Contributions under the Plan with respect to its Employees to the extent First Albany determines that any given Employer is required to do so.  Subject to the Participant’s right to direct investment, as provided in the Plan, the Committee or the Trustee shall have responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust.  Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorized or providing for such direction, information or action.  Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary, and with respect to the investment of assets of the Plan that a Participant is authorized to direct the investment of pursuant to the Plan any direction, information or action of such Participant, as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action.  It is intended under this Plan and the Trust that each Fiduciary and Participant shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and that no Fiduciary shall be responsible for any act or failure to act of any other Fiduciary.  No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

           Section 9.3   Payment of Compensation and Expenses.  All usual and reasonable expenses not paid by an Employer shall be paid by the Trustee out of the principal or income of the Trust Fund.  Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

           Section 9.4   Claims Procedure.  The Committee shall have authority to make all determinations with respect to the Plan including, but not limited to, the determination of eligibility for Plan benefits and issues involving construction or interpretation of Plan terms.  Any denial by the Committee of the claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Committee and delivered or mailed to the Participant or Beneficiary; and such notice shall set forth the specific reasons for the denial.  In addition, the Committee shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a review of the decision denying the claim and, in the event of continued disagreement, either may appeal to the First Albany Corporation, whose decision shall be final.

           Section 9.5   Records and Reports.  First Albany Corporation, the other Employers, or the Committee if so designated by First Albany Corporation, shall exercise such authority and responsibility as it or they deem appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participant’s Service, account balances and the percentage of such account balances which are nonforfeitable under Plan, and notifications to Participants and annual registration with, and such other requirements of, the Internal Revenue Service relating to the Plan.

           Section 9.6   Other Committee Powers and Duties.  The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                    (a)      To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                    (b)      To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

                    (c)      To prepare and distribute, in such a manner as the Committee determines to be appropriate, information explaining the Plan;

                    (d)      To receive from Employers and from Participants such information as shall be necessary for the proper administration of the Plan;

                    (e)      To furnish to Employers, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

                    (f)       To receive, review and keep on file (as it deems convenient or proper) reports of the financial conditions, and the receipts and disbursements, of the Trust Fund from the Trustee;

                    (g)      To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;

                    (h)      No member of the Committee shall vote or be counted for quorum purposes on any matter relating solely to himself or his rights under the Plan.

                    (i)       Other than by exercise of its discretion as specifically provided for in the Plan (including the authority granted under Section 4.1(b) to set the terms and limits of any Employer Matching Contributions), the Committee shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

           Section 9.7   Rules and Decisions.  The Committee may adopt such rules as it deems necessary, desirable or appropriate.  All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances.  When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant, a Beneficiary, an Employer, the legal counsel of an Employer, the Actuary, and the Trustee.

           Section 9.8   Committee Procedures.  The Committee may act at a meeting or in writing without a meeting.  The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and to the extent required by the Trust Agreement, advise the Trustee of such actions in writing.  The secretary shall keep a record of all meetings and forward all necessary communications to any Employer, or the Trustee.  The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs.  All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting.  A dissenting Committee member shall not be responsible for any action or failure to act by the majority if he registers his dissent in writing and delivers copies of such registration of dissent to the other Committee members, First Albany Corporation, and to the extent required by the Trust Agreement, the Trustee within a reasonable time after he has knowledge of any such action or failure to act.

           Section 9.9   Authorization of Benefit Payments.  The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with this Plan.

           Section 9.10 Application and Forms for Benefits.  The Committee may require a Participant or Beneficiary to complete and file with the Committee an application for a benefit and all other forms approved by the Committee.  The Committee may require completion and execution of a waiver of any otherwise required or potentially required withholding for income tax purposes before approval of an application for a loan.  The Committee may rely upon all such information so furnished it, including the Participant’s or Beneficiary’s current mailing address.

           Section 9.11 Facility of Payment.  Whenever, in the opinion of First Albany Corporation and the Committee, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Trustee may be directed to make payment to such person or to this legal representative or to a relative or friend of such person for this benefit, or to apply the payment of the benefit of such person in such manner as First Albany Corporation or the Committee consider advisable.  Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

           Section 9.12 Indemnification of the Committee.  The Committee and the individual members thereof shall be indemnified by First Albany Corporation or any other applicable Employer and not from the Trust Fund against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

ARTICLE X

MISCELLANEOUS

           Section 10.1 Nonguarantee of Employment.  Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any Employee, or as a right of any Employee to be continued in the employment of any Employer, or as a limitation of the right of any Employer to discharge any of its Employees, with or without cause.

           Section 10.2 Rights to Trust Assets.  No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan, to such Participant out of the assets of the Trust Fund.  All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefore in any manner.

           Section 10.3 Nonalienation of Benefits.  Except with respect to federal income tax withholding and as provided under a qualified domestic relations order as described in Section 414(p) of the Code, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse or for any other relative of the Participant, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void.  The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

          Section 10.4 Incapacity.  If the Committee determines that any person entitled to payments under the Plan is an infant or incompetent or is unable to care for his affairs by reasons of physical or mental disability, it may cause all payments due to such person to be made to any other person for his benefit, without responsibility to follow the application of amounts so paid.  Payments made pursuant to this provision shall completely discharge the Committee, all Employers, the Company, the Trustee, and the Plan Trust with respect to the amount so paid.

          Section 10.5 Missing Payee.  If the Committee , after making reasonable efforts to locate a payee under the Plan, including the mailing of due notice to such person at his last known address as shown by the records of an Employer, and any other measures, if any, the Committee may deem reasonable to locate such payee, the Committee is unable to make or direct the payment to any such person, then the Committee shall place such payment in an interest bearing account until a proper claim is made for it.

           Section 10.6 Nonforfeitability of Benefits.  Subject only to the specific provisions of this Plan, nothing shall be deemed to divest a Participant of his right to the nonforfeitable benefit to which he becomes entitled in accordance with the provisions of this Plan.

           Section 10.7 Discontinuance of Employer Contributions.  In the event of a permanent discontinuance of contributions to the Plan by an Employer, the accounts of all affected Participants shall, as of the date of such discontinuance, become 100% vested and nonforfeitable.

           Section 10.8 Severability.  In the event any provision of the Plan is held illegal or invalid for any reason, said illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if said illegal and invalid provisions had never been a part of the Plan.

           Section 10.9 Construction.  Except where preempted by ERISA or other federal law, the provisions of the Plan shall be construed, administered and enforced according to the substantive laws (and not the choice of law provisions) of the State of New York.

          Section 10.10  Agent for Service of Process.  First Albany Corporation shall serve as agent for service of legal process.

ARTICLE XI

AMENDMENTS AND TERMINATION

           Section 11.1 Amendments.  First Albany Corporation reserves the right to amend or terminate, in whole or in part, this Plan or the Trust; and to make from time to time any amendment or amendments to this Plan which do not cause any of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries, provided, however, that First Albany Corporation may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Code or ERISA.  No amendment to the Plan shall amend the powers and duties of the Trustee without the Trustee’s consent.

           Section 11.2 Right to Terminate; Successor Employers.  In accordance with the procedures set forth in this Article, First Albany Corporation may terminate the Plan at any time.  In any event of the dissolution, merger, consolidation or reorganization or sale of substantially all of the assets of First Albany Corporation, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by another Employer, or a controlled group member of an Employer or a successor to First Albany Corporation as provided for in this Section.  In the event of the dissolution, merger consolidation, reorganization or sale of substantially all of the assets of First Albany Corporation, provision may be made by which the Plan and Trust will be continued by a successor; and, in that event, such successor shall be substituted for First Albany Corporation under the Plan.  The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

          An Employer may terminate its participation in this Plan at any time by notice to First Albany Corporation and the Committee, provided that an Employer’s termination of participation in the Plan shall not affect its obligation to make any contributions required by it under the Plan prior to receipt of such Employer’s notice of resignation by First Albany Corporation.  An Employer’s participation in the Plan shall automatically terminate in the event of the dissolution, merger, consolidation, reorganization, sale or sale of substantially all of the assets of the Employer unless with the approval of First Albany Corporation participation with respect to that Employer’s employees is continued by a successor Employer.  In the event participation in the Plan with respect to its Employees is continued by a Successor Employer, such Successor shall be substituted for the dissolved, merged, consolidated, reorganized or sold Employer under the Plan.  The substitution of the Successor shall constitute an assumption of Plan liabilities by the Successor and the Successor shall have all the powers, duties and responsibilities of the succeeded Employer under the Plan.

           Section 11.3 Partial Termination.  Upon termination of the Plan by an Employer with respect to a group of Participants, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate the portion of the Trust Fund attributable to such Participants for the benefit of the Participants then or theretofore employed by the Employer with respect to which the Participants in the Trust Fund.  The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 11.4.

           Section 11.4 Liquidation of the Trust Fund.  Upon termination or partial termination of the Plan, the accounts of all Participants affected thereby shall become fully vested, and the Committee may direct the Trustee: (a) to continue to administer the Trust Fund and pay account balances in accordance with Section 6.4 to Participants affected by the termination upon their termination of employment or to their Beneficiaries upon such a Participant’s death, until the Trust Fund has been liquidated, or (b) to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants and Beneficiaries in proportion to their respective account balances.

          In case the Committee directs liquidation of the Trust Fund pursuant to (a) above, the expenses of administering the Plan and Trust, if not paid by the Employers, shall be paid from the Trust Fund.

           Section 11.5 Manner of Distribution.  To the extent that no discrimination in value results, any distribution after termination of the Plan may be made in whole or in part, in securities or other assets in kind, or in non-transferable annuity contracts, as the Committee (in its discretion) may determine.  All non-cash distributions shall be valued at fair market value at the date of distribution.

           Section 11.6 Action by Employer.  Any action by an Employer under this Plan may be by resolution of its board of directors, or by any person or persons duly authorized by resolution of said Board to take such action.

ARTICLE XII

MERGER OR CONSOLIDATION OF PLANS

           Section 12.1 Plan Assets.  In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefits of all or some of the Participant’s of this Plan, the assets of the Trust Fund applicable to such Participants shall be merged or consolidated with or transferred to the other trust fund only if:

                    (a)      Each Participant would (if either this Plan or the other Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan was then terminated); and the determination of such benefits shall be made in the manner and at the time prescribed in regulations issued under ERISA;

                    (b)      Resolutions of the board of directors of the applicable Employer under the Plan and resolutions of any new or successor employer of the affected Participants and the Committee shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants, inclusion in the new Employer’s Plan; and

                    (c)      Such other Plan and Trust are qualified under Sections 401(a) and 501(a) of the Code.

ARTICLE XIII

THE TRUSTEE

           Section 13.1 Trust Agreement.  The Committee shall enter into a Trust Agreement pursuant to which the Trustee shall hold and invest the assets of the Plan pursuant to Participant direction and otherwise in accordance with the terms of the Plan.  The Trust Agreement may be amended by the Committee from time to time in accordance with its terms.

          Section 13.2 Powers of the Trustee.  The Trust Agreement shall provide, among other things, that all funds received by the Trustee thereunder will be held, administered, invested and distributed by the Trustee, and that no part of the corpus or income of the Trust held by the Trustee shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries.  The Trustee may deposit all or a portion of the Trust Fund with an insurer in accordance with an agreement with an insurer for the payment of interest thereon.

           Section 13.3 Removal of the Trustee.  The Committee may remove the Trustee or any successor Trustee, and any Trustee or any successor Trustee may resign.  Upon removal or resignation of a Trustee the Committee shall appoint a successor Trustee.

           Section 13.4 Payment of Expenses.  The Employers may pay the expenses of administration of the Trust, including any taxes which may be imposed upon the corpus or income, legal expenses and compensation of the Trustee.  However, the Trustee may charge the Trust Fund for such compensation and expenses until paid by Employers.

          IN WITNESS WHEREOF, FIRST ALBANY CORPORATION has herewith caused its name to be signed by its duly authorized officer this _____ day of _________________, 2000.

FIRST ALBANY CORPORATION

By:

WITNESS:
Name

Title

Date